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                                                                    EXHIBIT (21)

                           SUPERVALU INC. SUBSIDIARIES
                               as of May 18, 1998
       (All are Subsidiary Corporations 100% Owned Directly or Indirectly,
                                Except as Noted)

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                                                                                PERCENTAGE OF VOTING
                                                        JURISDICTION            SECURITIES OWNED BY
                                                       OF ORGANIZATION            IMMEDIATE PARENT
                                                       ---------------            ----------------
SUPERVALU INC.
   Blaine North 1996 L.L.C.                         Delaware Limited Liability Company   70%
   Diamond Lake 1994 L.L.C.                         Delaware Limited Liability Company   25%
   J. M. Jones Equipment Company                    Delaware                            100%
   Jackson Markets, Inc.                            Mississippi                         100%
   Maplewood East 1996 L.L.C.                       Delaware Limited Liability Company   70%
   Max Club, Inc.                                   Minnesota                           100%
   NAFTA Industries Consolidated, Inc.              Texas                                51%
       NAFTA Industries, Ltd.                       Texas Limited Partnership            51%
          International Data, LLC                   Indiana Limited Liability Company    50%
   NC&T Supermarkets, Inc.                          Ohio                                100%
   Nevada Bond Investment Corp. I                   Nevada                              100%
   Planmark Architecture of Oregon, P.C.            Oregon                              100%
   Planmark, Inc.                                   Minnesota                           100%
   Preferred Products, Inc.                         Minnesota                           100%
   Risk Planners Agency of Ohio, Inc.               Ohio                                100%
   Risk Planners of Mississippi, Inc.               Mississippi                         100%
   Risk Planners of Pennsylvania, Inc.              Pennsylvania                        100%
   Risk Planners, Inc.                              Minnesota                           100%
       Risk Planners of Illinois, Inc.              Illinois                            100%
       Risk Planners of Montana, Inc.               Montana                             100%
   Shakopee 1997 L.L.C.                             Delaware Limited Liability Company   25%
   Silver Lake 1996 L.L.C.                          Delaware Limited Liability Company   51%
   SUPERVALU Pharmacies, Inc.                       Minnesota                           100%
   SUPERVALU Transportation, Inc.                   Minnesota                           100%
   SUVACO Insurance International, Ltd.             Islands of Bermuda                  100%
   Sweet Life Foods, Inc.                           Missouri                            100%
       Market Development Corporation               Connecticut                         100%
       Springfield Sugar & Products Company         Delaware                            100%
          First Colonial Trading Corporation        Massachusetts                       100%
          Hamlet Trading Corporation                Massachusetts                       100%
          Sweet Life Products Corporation           New York                             75%
   Valu Ventures, Inc.                              Minnesota                           100%
   Valu Ventures 2, Inc.                            Minnesota                           100%
       SUPERVALU Terre Haute Limited Partnership    Indiana Limited Partnershp          100%
   Valu Ventures-Albert Lea, Inc.                   Minnesota                           100%
   Valu Ventures-Duluth, Inc.                       Minnesota                           100%
   Western Dairy Distributors, Inc.                 Colorado                            100%

   SUPERMARKET OPERATORS OF AMERICA INC.            Delaware                            100%
       Advantage Logistics - Midwest, Inc.          Delaware                            100%
       Advantage Logistics - Southeast, Inc.        Alabama                             100%
       Clyde Evans Markets, Inc.                    Ohio                                100%
           Clyde Evans, Inc.                        Ohio                                100%
       Hyper Shoppes, Inc.                          Delaware                            100%
           HS Real Estate Company, Inc.             Delaware                            100%
           Hyper Shoppes (Colorado), Inc.           Colorado                            100%
               Hyper Real Estate (Colorado), Inc.   Colorado                            100%
           Hyper Shoppes (Ohio), Inc.               Ohio                                100%
               bigg's (KY), Inc.                    Delaware                            100%
               BFO, Inc.                            Ohio                                100%
               HSO, Inc.                            Ohio                                100%
       Scott's Food Stores, Inc.                    Indiana                             100%
                SV Ventures*                        Indiana General Partnership          50%

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                                                                                PERCENTAGE OF VOTING
                                                        JURISDICTION            SECURITIES OWNED BY
                                                       OF ORGANIZATION            IMMEDIATE PARENT
                                                       ---------------            ----------------
SUPERMARKET OPERATORS OF AMERICA INC. (CONTINUED)

       SUPERVALU HOLDINGS, INC.                     Missouri                            100%
           Airway Redevelopment Corporation         Missouri                            100%
           Augsburger's, Inc.                       Indiana                             100%
           GM Distributing, Inc.                    California                          100%
           Glenn-Wohlberg & Company                 Missouri                            100%
           Hazelwood Farms Bakeries, Inc.           Missouri                            100%
           John Alden Industries, Inc.              Rhode Island                        100%
           Livonia Holding Company, Inc.            Michigan                            100%
                Foodland Distributors               Michigan General Partnership         50%
           Mohr Developers, Inc.                    Missouri                            100%
           Mohr Distributors of Litchfield, Inc.    llinois                             100%
           Save Mart Foods, Inc.                    Missouri                            100%
                Treasure Enterprises, Inc.          Missouri                            100%
           Shop 'N Save Warehouse Foods, Inc.       Missouri                            100%
                 WSI Satellite, Inc.                Missouri                            100%
           SV Ventures*                             Indiana General Partnership          50%
           SVH Holding, Inc.                        Delaware                            100%
                 SVH Realty, Inc.                   Delaware                            100%
           WC&V Supermarkets, Inc.                  Vermont                             100%
           Wetterau Finance Co.                     Missouri                            100%
           Wetterau Independence, Inc.              Missouri                            100%
           Wetterau Insurance Co. Ltd.              Bermuda                             100%

           SUPERVALU OPERATIONS, INC.               Rhode Island                        100%
                Butson's Enterprises, Inc.          New Hampshire                       100%
                     Butson's Enterprises of
                     Vermont, Inc.                  Vermont                             100%
                     Keatherly, Inc.                New Hampshire                       100%
                     Peoples Market, Incorporated   New Hampshire                       100%
                     Violette's Supermarkets, Inc.  New Hampshire                       100%
                East Main Development, Inc.         Rhode Island                        100%
                Ellsworth Foods, Inc.               Maine                               100%
                Glendale Foods, Inc.                Pennsylvania                        100%
                M & C Foods, Inc.                   Pennsylvania                        100%
                Maryland Specialty Realty Corp.     Maryland                            100%
                Moran Foods, Inc.                   Missouri                            100%
                     Lot 18 Redevelopment
                     Corporation                    Missouri                            100%
                Pets, Crafts & Things, Inc.         Pennsylvania                        100%
                Total Insurance Marketing
                     Enterprises, Inc.              Pennsylvania                        100%
                Ultra Foods, Inc.                   New Jersey                          100%
                Verona Road Associates, Inc.        Pennsylvania                        100%

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         * SV Ventures is a general partnership between SUPERVALU Holdings, Inc.
         and Scott's Food Stores, Inc. each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America, Inc.